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                        C                      COMISKEY & COMPANY
                           &             PROFESSIONAL CORPORATION
                              C      CERTIFIED PUBLIC ACCOUNTANTS


Securities and Exchange Commission
Washington, DC 20549


Gentlemen:

We were previously principal accountants for Starlight Acquisitions, Inc. ("Starlight") and on February 19, 1996 we reported on the financial statements of Starlight Acquisitions, Inc. as of and for the two years ended December 31, 1995. On May 10, 1996, we were dismissed as principal accountants of Starlight. We have read Starlight's statements included under Item 4 of its Form 8-K for May 10, 1996, and we agree with those statements.

                                           /s/ Comiskey & Company

                                               COMISKEY & COMPANY
                                         PROFESSIONAL CORPORATION


Aurora, Colorado
May 10, 1996






                                      Patrick J. Comiskey, C.P.A.

                                           2851 South Parker Road
                                      Pavilion Towers, Suite 1125
                           Aurora, Colorado 80014  (303) 695-6306
                                              FAX  (303) 695-0506

    Members of American Institute of Certified Public Accountants